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                                                                    Exhibit 21.1


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

                                                Jurisdiction of
                                               Incorporation or
Subsidiary                                       Organization
----------                                     -----------------


Carrier1 International GmbH                    Switzerland
Telecommunikation Carrier1 GmbH                Austria
Carrier1 Belgium SPRL                          Belgium
Carrier1 Holding Sarl                          France
Carrier1 France Sarl                           France
Carrier1 Holding GmbH                           Germany
Carrier1 GmbH & Co. KG                         Germany
Carrier1 Beteiligungs GmbH                     Germany
Carrier1 Fiber Network Beteiligungs GmbH       Germany
Carrier1 Fiber GmbH & Co. oHG                  Germany
Carrier1 UK Ltd.                               Great Britain
Carrier1 International Management S.A.         Luxembourg
Carrier1 B.V.                                  The Netherlands
Carrier 1, Inc.                                Delaware, the
                                               United States of
                                               America
